                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-12

                                 HOT TOPIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:
________________________________________________________________________________

2. Aggregate number of securities to which transaction applies:
________________________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

4. Proposed maximum aggregate value of transaction:
________________________________________________________________________________

5. Total fee paid:
________________________________________________________________________________

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6. Amount Previously Paid:
________________________________________________________________________________

7. Form, Schedule or Registration Statement No.:
________________________________________________________________________________

8. Filing Party:
________________________________________________________________________________

9. Date Filed:
________________________________________________________________________________

                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 17, 2004
Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of HOT TOPIC, INC., a California corporation (the "Company"). The meeting will be held on Thursday, June 17, 2004 at 8:30 a.m. local time at the Company's headquarters at 18305 E. San Jose Avenue, City of Industry, California 91748 for the following purposes:

1. To elect six directors to serve until the Company's 2005 Annual Meeting of Shareholders.

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 29, 2005.

3.       To conduct any other business properly brought before the meeting.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         The record date for the Annual Meeting is April 21, 2004. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

                                              By Order of the Board of Directors

                                              /s/ James McGinty


                                              JAMES MCGINTY
                                              Secretary

City of Industry, California
May 10, 2004

--------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.
--------------------------------------------------------------------------------

                                       1.

                                 HOT TOPIC, INC.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748

                                 PROXY STATEMENT
                   FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

                                  June 17, 2004

           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

         We sent you this proxy statement and the enclosed proxy card because the Board of Directors of HOT TOPIC, INC. (sometimes referred to as the "Company" or "Hot Topic") is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         The Company intends to mail this proxy statement and accompanying proxy card on or about May 12, 2004 to all shareholders of record entitled to vote at the annual meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

         Only shareholders of record at the close of business on April 21, 2004 will be entitled to vote at the annual meeting. On this record date, there were 48,272,012 shares of common stock outstanding and entitled to vote.

         SHAREHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

         If on April 21, 2004 your shares were registered directly in your name with Hot Topic's transfer agent, Wells Fargo Bank Minnesota, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

         BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

         If on April 21, 2004 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

         There are two matters scheduled for a vote:

>> Election of six directors to serve until the Company's 2005 Annual Meeting of Shareholders; and

>> Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 29, 2005.


                                       2.

HOW DO I VOTE?

         You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

         SHAREHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

         If you are a shareholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

>> To vote in person, come to the annual meeting and we will have a ballot available for you.

>> To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

         BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK

         If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Hot Topic. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

HOW MANY VOTES DO I HAVE?

         On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 21, 2004.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

         If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all six nominees for director, and "For" the ratification of Ernst & Young LLP as independent auditors of Hot Topic. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

         We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return EACH proxy card to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

         Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

>>       You may submit another properly completed proxy card with a later date.


                                       3.

>> You may send a written notice that you are revoking your proxy to Hot Topic's Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748.

>> You may attend the annual meeting and vote in person. Simply attending the meeting without voting in person will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

         To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 7, 2005, to the Company's Secretary at 18305 E. San Jose Avenue, City of Industry, California 91748. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so by February 17, 2005. You are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

HOW ARE VOTES COUNTED?

         Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

          If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

>> For the election of directors, the six nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Only votes "For" or "Withheld" will affect the outcome.

>> To be approved, ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 29, 2005 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

         A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. At the close of business on the record date, there were 48,272,012 shares outstanding and entitled to vote. Thus 24,136,007 shares must be represented by shareholders present at the meeting or by proxy to have a quorum.

         Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.


                                       4.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

         Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of the Company's fiscal year ending January 29, 2005.

DO THE SHARE AND PER SHARE AMOUNTS REPORTED IN THIS PROXY STATEMENT REFLECT THE COMPANY'S RECENT STOCK SPLIT?

         Yes. On August 12, 2003, the Company announced that its Board of Directors approved a three-for-two stock split (in the form of a dividend) of its common stock. On the effective date of September 2, 2003, shareholders received a dividend of one additional share for every two shares they owned at the close of business on the record date of August 21, 2003. All share and per share amounts in this proxy statement have been restated to reflect this stock split and all previous stock splits effectuated by the Company, except as otherwise indicated.



                                       5.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Hot Topic's Board of Directors currently consists of seven directors. Edgar Berner is currently a director and has elected not to stand for reelection this year. As of the Annual Meeting, the number of authorized directors will be six, pursuant to the Company's charter documents and resolution of the Board of Directors, subject to future change as permitted thereby. Accordingly, there are six nominees for director this year. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected, or until the director's death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders. It is the Company's policy to invite nominees for directors to attend the Annual Meeting. All but one of the nominees for election as a director at the 2003 Annual Meeting of Shareholders attended the 2003 Annual Meeting of Shareholders.

         The candidates receiving the highest number of "For" votes by the shares entitled to be voted will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Hot Topic's management. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES

         The following is a brief biography of each nominee for director.

    NAME                  AGE    POSITION HELD WITH THE COMPANY
    ----                  ---    ------------------------------
Cynthia Cohen             51     Director
Corrado Federico          63     Director
W. Scott Hedrick          58     Director
Elizabeth McLaughlin      43     Chief Executive Officer and Director
Bruce Quinnell            55     Chairman of the Board
Andrew Schuon             39     Director

         CYNTHIA COHEN has served as a director of the Company since September 2001. Ms. Cohen is the President of Strategic Mindshare, a marketing and strategy consulting firm that she founded in 1990. Prior to founding Strategic Mindshare, Ms. Cohen was a Partner in Management Consulting with Deloitte & Touche. Ms. Cohen is a director of Office Depot, Inc., The Sports Authority, Inc. and bebe Stores, Inc., all publicly-traded, consumer products companies. She is also Chairman of the Strategic Mindshare Foundation, which provides mentoring and scholarships to young women pursuing business careers.

         CORRADO FEDERICO has served as a director of the Company since December 1997. Mr. Federico is also a director of bebe Stores, Inc., a contemporary women's fashion chain with approximately 187 stores throughout the United States and abroad, and the President of Corado, Inc., a land development company specializing in affordable housing. Since 2002, Mr. Federico has also served as a retail consultant with an overseas company specializing in expanding American retail operations. Since May 1999, he has also served as President of Solaris Properties, Inc., a real estate company. From 1986 to 1991, Mr. Federico served as President and Chief Executive Officer of ESPRIT's United States apparel, retail, and mail order operations.

         W. SCOTT HEDRICK has served as a director of the Company since January 2002. Mr. Hedrick was a founder and has been a General Partner of InterWest Partners, a venture capital fund, since 1979. Since April 1991, Mr. Hedrick has been a director of Office Depot, Inc. and from November 1986 until April 1991, he served as a director of The Office Club, Inc., which was acquired by Office Depot, Inc. in April 1991. Mr. Hedrick also serves as a director of Golden State Vintners, Inc., a publicly-traded consumer products company, and several privately-held companies.


                                       6.

         ELIZABETH MCLAUGHLIN has served as Chief Executive Officer of the Company since August 2000, and has served as a director of the Company since May 2000. She also served as President of the Company from February 2000 through September 2003. From June 1996 through February 2000, Ms. McLaughlin served as Senior Vice President and General Merchandise Manager of the Company. From May 1993 through May 1996, Ms. McLaughlin was the Company's Vice President, Operations. Prior to joining the Company, Ms. McLaughlin held various positions with Millers Outpost and The Broadway. Ms. McLaughlin is a member of the Board of Visitors for the Anderson School at UCLA. Ms. McLaughlin serves on the board of directors at Noodles & Company, a privately-held casual dining restaurant company. Ms. McLaughlin holds a B.A. degree in Economics from the University of California at Irvine.

         BRUCE QUINNELL has served as a director of the Company since September 1998. From April 1999 to February 2002, Mr. Quinnell was Vice Chairman of Borders Group, Inc. From January 1997 to April 1999, Mr. Quinnell was the President and Chief Operating Officer of Borders Group, Inc.

         ANDREW SCHUON has served as a director of the Company since January 1998. From August 2002 to February 2004, Mr. Schuon was President of Programming of Infinity Broadcasting. From April 2001 to August 2002, he was President and Chief Executive Officer of Pressplay, a joint venture created by Sony Music Entertainment and Universal Music Group. From December 1999 to April 2001, Mr. Schuon was President and Chief Operating Officer of the Universal Music Group's music business, Farmclub.com, Inc. Prior to that, from February 1998 to November 1999, Mr. Schuon was Executive Vice President/General Manager of Warner Bros. Records Inc. From 1992 to December 1997, Mr. Schuon served as Executive Vice President of MTV where he was responsible for programming, music, production, and talent for their MTV and VH1 cable channels.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INDEPENDENCE OF THE BOARD OF DIRECTORS

         As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

         Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Ms. McLaughlin, the Chief Executive Officer of the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

         As required under new Nasdaq listing standards, the Company's independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating to the Board of Directors their concerns or issues may address correspondence to the Secretary of the Company at 18305 E. San Jose Avenue, City of Industry, California 91748. Communications also may be sent by e-mail to the following address: investorrelations@hottopic.com. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Governance and Nominating Committee.


                                       7.

         The Board has three committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table provides membership and meeting information for fiscal 2003 for each of the Board committees:

                                                                  Governance and
Name                                     Audit     Compensation     Nominating
---------------------------              -----     ------------     ----------
Edgar Berner                               X                            X
Cynthia Cohen                              X                            X*
Corrado Federico                                       X                X
W. Scott Hedrick                                       X*
Bruce Quinnell                             X*
Andrew Schuon                                          X                X
Total meetings in fiscal year 2003         6           1                4

*        Committee Chairperson

         Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

         The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. Three directors comprised the Audit Committee during fiscal 2003:
Ms. Cohen and Messrs. Berner and Quinnell. The Audit Committee met six times and did not act by unanimous written consent during the 2003 fiscal year. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

         The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Quinnell qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of Mr. Quinnell's level of knowledge and experience based on a number of factors, including his formal education and experience as a public company chief operating officer.


                                       8.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's executive officers; and administers the Company's stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. Three directors comprised the Compensation Committee during fiscal 2003: Messrs. Federico, Hedrick and Schuon. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met one time and did not act by unanimous written consent during the 2003 fiscal year.

GOVERNANCE AND NOMINATING COMMITTEE

         The Governance and Nominating Committee of the Board of Directors interviews, evaluates, nominates, and recommends individuals for membership on the Board and committees thereof; nominates specific individuals to be elected as officers of the Company by the Board; evaluates and recommends whether a Board or committee member qualifies as an independent director; stays abreast of developments in the area of corporate governance; and has oversight responsibility for questions pertaining to the quality of the process by which the Board and committees conduct their affairs, the quality of the strategic planning process, matters of ethics and/or conflicts of interest on the part of the directors, and the design and implementation of the Chief Executive Officer review process. Four directors comprised the Governance and Nominating Committee during fiscal 2003: Ms. Cohen and Messrs. Berner, Federico and Schuon. All members of the Governance and Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Governance and Nominating Committee met four times and did not act by unanimous written consent during the 2003 fiscal year. The Governance and Nominating Committee has adopted a written Governance and Nominating Committee Charter that is attached as Appendix B to these proxy materials.

         The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's shareholders. However, the Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance and Nominating Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Governance and Nominating Committee has not rejected a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock.


                                       9.

         The Governance and Nominating Committee will consider director candidates recommended by shareholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: 18305 E. San Jose Avenue, City of Industry, California 91748 at least 120 days prior to the anniversary date of the mailing of the Company's proxy statement for the last Annual Meeting of Shareholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of the Company's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors met four times and acted by unanimous written consent one time during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Governance and Nominating Committee of the Board of Directors has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Hot Topic at 18305 E. San Jose Avenue, City of Industry, California 91748. Communications also may be sent by e-mail to the following address: investorrelations@hottopic.com. These communications will be reviewed by the Secretary of the Company, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and hostile communications that do not raise substantive matters for Board of Directors' review). The screening procedures have been approved by a majority of the independent directors of the Board.

STANDARDS OF BUSINESS ETHICS

         The Company has adopted Standards of Business Ethics that apply to all officers, directors, and employees. The Standards of Business Ethics is available on our website at www.corporatewindow.com/fl/hott/frame.html. If the Company makes any substantive amendments to the Standards of Business Ethics or grants any waiver from a provision of the Standards of Business Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.



                                      10.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 29, 2005 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Neither the Company's Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS' FEES

         All fees described below were approved by the Audit Committee.

     AUDIT FEES

         Fees for audit services totaled approximately $170,000 for the year ended February 1, 2003 and approximately $213,000 for the year ended January 31, 2004, including fees associated with the annual audit, reviews of the Company's quarterly reports on Form 10-Q and assistance with and review of registration statements filed with the SEC, including consents related to registration statements.

     AUDIT-RELATED FEES

         Fees for audit-related services totaled approximately $15,000 for the year ended February 1, 2003 and approximately $23,000 for the year ended January 31, 2004. Audit-related services principally include the audit for the Company's benefit plan and assistance with Sarbanes-Oxley Section 404 internal control requirements.

     TAX FEES

         Fees for tax services, including tax compliance, and tax advice totaled approximately $153,000 for the year ended February 1, 2003 and approximately $19,000 for the year ended January 31, 2004.

     ALL OTHER FEES

         There were no other fees for the year ended February 1, 2003 or for the year ended January 31, 2004.

         To date the Audit Committee has not established separate policies and procedures concerning pre-approval of audit or non-audit services. However, the Audit Committee, pursuant to its charter, is required to review and approve the proposed retention of the independent auditors to perform any proposed permissible non-audit services. The establishment of any separate pre-approval policies and procedures is subject to the approval of the Audit Committee.


                                      11.

         The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.





                                      12.

                      EQUITY COMPENSATION PLAN INFORMATION(1)

         The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of January 31, 2004.

                                                                                        Number of securities
                                                                                       remaining available for
                                Number of securities to be      Weighted-average        issuance under equity
                                  issued upon exercise of      exercise price of         compensation plans
                                   outstanding options,        outstanding options,     (excluding securities
                                    warrants and rights        warrants and rights      reflected in column (a))
                                            (a)                       (b)                         (c)
                                ---------------------------   ---------------------    -------------------------
Equity compensation plans
approved by shareholders(2).......         4,768,795                  $11.37                   4,807,926

Equity compensation plans not
approved by shareholders(3)......             45,000                    2.22                 not applicable
                                ---------------------------   ---------------------    -------------------------
Total............................          4,813,795                  $11.28                   4,807,926
                                ===========================   =====================    =========================
____________

(1) On August 12, 2003, the Company announced that its Board of Directors approved a three-for-two stock split (in the form of a dividend) of its common stock. On the effective date of September 2, 2003, shareholders received a dividend of one additional share for every two shares they owned at the close of business on the record date of August 21, 2003. All share and per share amounts in this proxy statement have been restated to reflect this stock split and all previous stock splits effectuated by the Company, except as otherwise indicated.

(2) Includes the 1996 Equity Incentive Plan, or the Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan, or the Directors' Plan, and the Employee Stock Purchase Plan. 1,123,022 shares under column (c) are attributable to the Employee Stock Purchase Plan.

(3) Includes non-plan option grants approved by the Board and granted pursuant to individual compensation arrangements prior to the last fiscal year. The terms of such non-plan option grants are substantially similar to the terms of stock options granted under the Incentive Plan, the material features of which are contained in Note 6 of the footnotes to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K, filed with the SEC on April 7, 2004 (File No. 000-28784).



                                      13.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's common stock as of March 12, 2004 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table included later in this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

                                                                  SHARES BENEFICIALLY OWNED
                                                                ----------------------------
                                                                NUMBER OF         PERCENT OF
        DIRECTORS, OFFICERS AND 5% SHAREHOLDERS(1)(2)             SHARES           TOTAL(3)
        ---------------------------------------------             ------           --------
FMR Corp.(4)..............................................       6,213,970            12.9%
     82 Devonshire Street
     Boston, Massachusetts 02109
Massachusetts Financial Services Company(5)...............       2,413,580             5.0%
     500 Boylston Street
     Boston, Massachusetts 02116
Elizabeth McLaughlin(6)...................................       1,194,236             2.4%
Edgar Berner(7)...........................................          54,554             *
Cynthia Cohen(8)..........................................          21,121             *
Corrado Federico(9).......................................         110,680             *
W. Scott Hedrick(10)......................................          18,568             *
Bruce Quinnell(11)........................................          79,091             *
Andrew Schuon(12).........................................          37,086             *
Gerald Cook(13)...........................................         118,639             *
Patricia Van Cleave(14)...................................          60,935             *
James McGinty(15).........................................         103,069             *
Jane Cruz(16).............................................          57,184             *
All executive officers and directors as a group
(13 persons)(17)..........................................       1,999,122             4.0%
____________

* Less than one percent.

(1) Unless otherwise indicated, the address of all the owners is: c/o Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748.

(2) This table is based upon information supplied by officers and directors, and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 48,203,542 shares outstanding on March 12, 2004, adjusted as required by rules promulgated by the SEC.

(3) Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person by the sum of the number of shares outstanding as of March 12, 2004 and the number of shares as to which that person has the right to acquire voting or investment power as of March 12, 2004 or within 60 days thereafter.


                                      14.

(4) Based on Amendment No. 2 to Schedule 13G filed by FMR Corp. ("FMR") with the SEC on February 17, 2004. Includes 6,093,370 shares beneficially owned by Fidelity Management & Research Company ("FMRC") and 106,950 shares beneficially owned by Fidelity Management Trust Company, each a wholly-owned subsidiary of FMR. Also includes 13,650 shares beneficially owned by Fidelity International Limited ("FIL"), which was a majority-owned subsidiary of FMRC until the shares of FIL held by FMRC were distributed, as a dividend, to the shareholders of FMR.

(5) Based on Schedule 13G filed by Massachusetts Financial Services Company ("MFS") with the SEC on February 13, 2004.

(6) Includes 1,104,425 shares subject to options exercisable within 60 days of March 12, 2004.

(7) Includes 6,000 shares held by The Julia A. Berner Trust, of which Mr. Berner's wife is the trustee. Also includes 8,436 shares subject to options exercisable within 60 days of March 12, 2004 held by Edgar Berner.

(8) Includes 16,522 shares subject to options exercisable within 60 days of March 12, 2004.

(9) Includes 105,467 shares subject to options exercisable within 60 days of March 12, 2004.

(10) Includes 15,116 shares subject to options exercisable within 60 days of March 12, 2004.

(11) Includes 73,592 shares subject to options exercisable within 60 days of March 12, 2004.

(12) Includes 31,873 shares subject to options exercisable within 60 days of March 12, 2004.

(13) Includes 117,503 shares subject to options exercisable within 60 days of March 12, 2004.

(14) Includes 60,935 shares subject to options exercisable within 60 days of March 12, 2004.

(15) Includes 97,184 shares subject to options exercisable within 60 days of March 12, 2004.

(16) Includes 56,526 shares subject to options exercisable within 60 days of March 12, 2004.

(17) Includes shares as described in the notes above, as applicable, and 137,912 shares subject to options exercisable within 60 days of March 12, 2004, held by two officers not required to be named in this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2004, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                                      15.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         As consideration for service on the Board, each director is reimbursed for reasonable out-of-pocket expenses in connection with such director's travel to and attendance at Board and committee meetings. In addition, in fiscal 2003, non-employee directors received a $4,000 fee for their attendance at each regularly scheduled Board meeting, $500 for their attendance at each Compensation Committee and Nominating and Governance Committee meeting, and $1,000 for their attendance at each Audit Committee meeting. In fiscal 2003, the Chairman of the Board received a $6,000 fee for his attendance at each regularly scheduled Board meeting, and the chairman of each committee received a $1,000 fee for attendance at each Compensation Committee, and Nominating and Governance Committee meeting, and $2,500 for attendance at each Audit Committee meeting. In fiscal 2003, the total compensation paid to non-employee directors was $138,750.

         Each non-employee director of the Company also receives stock option grants under the Directors' Plan. Only non-employee directors of the Company receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

         Generally, option grants under the Directors' Plan are non-discretionary. The Directors' Plan provides for each non-employee director to be automatically granted an option to purchase 10,000 shares upon becoming a member of the Board and an option to purchase 2,500 shares of common stock upon each subsequent Annual Meeting of Shareholders of the Company. A Chairman who has not previously served on the Board will automatically receive a stock option grant of 15,000 shares of common stock upon joining the Board, provided that if the Chairman has previously served on the Board, he or she will receive the number of shares equal to the difference between 15,000 shares of common stock and the amount of his or her initial stock option grant (received upon initially joining the Board). The Chairman is also entitled to receive an automatic stock option grant of 3,750 shares (rather than 2,500 shares) of common stock upon each Annual Meeting of Shareholders of the Company. Note that the above share amounts do not take into account the three-for-two stock split (in the form of a dividend) of the Company's common stock, which was approved by the Board on August 12, 2003 and was effective as of September 2, 2003. Pursuant to the terms of the Directors' Plan, the share amounts were not adjusted as a result of this stock split, and future grants are not to be adjusted absent future amendment of the plan. The Company's six non-employee directors received automatic option grants (3,750 shares to the Chairman and 2,500 shares to the other non-employee directors) under the Directors' Plan as provided above at the time of the 2003 Annual Meeting of Shareholders and, as they were outstanding at the time of the stock split, the share amounts and exercise prices of such grants were adjusted post grant as a result of the stock split.

         The Directors' Plan also provides that the Board may approve discretionary grants to the non-employee directors in amounts as the Board deems appropriate, and the Board has adopted a policy to make discretionary grants on an annual basis. In fiscal 2003, pursuant to this policy, the Board approved discretionary grants to each non-employee director (other than the Chairman) of an additional option to purchase 5,000 shares of common stock and to the Chairman of an additional option to purchase 6,250 shares (rather than 5,000 shares) of common stock, each at the time of the 2003 Annual Meeting of Shareholders. Again, as these option grants were outstanding at the time of the stock split, the share amounts and exercise prices were adjusted post grant as a result of the stock split.

         In March 2004, the Board amended its director compensation policy to provide that commencing in fiscal 2004, non-employee directors will receive a $5,000 fee for their attendance at each regularly scheduled Board meeting, $1,000 fee for their attendance at each Compensation Committee and Nominating and Governance Committee meeting and $1,500 for their attendance at each Audit Committee meeting. In addition, the Chairman of the Board will receive a $7,000 fee for his attendance at each regularly scheduled Board meeting, and the chairman of each committee will receive a $1,500 fee for attendance at each Compensation Committee and Nominating and Governance Committee meeting and $3,500 for attendance at each Audit Committee meeting.


                                      16.

         The exercise price of options granted under the Directors' Plan is the fair market value of the common stock subject to the option on the date of the option grant. An option granted under the Directors' Plan may not be exercised until the date upon which the optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and 6.25% of the option shares shall become exercisable each quarter thereafter. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation in which the Company is not the surviving corporation or a consolidation, acquisition of assets or other change-in-control transaction specified in the Directors' Plan, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

         During the last fiscal year, the Company granted options to purchase 71,250 shares of common stock under the Directors' Plan at an exercise price per share of $17.50 on June 12, 2003, to the six non-employee directors elected at the 2003 Annual Meeting of Shareholders. The fair market value of such common stock on the date of grant was $17.47 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of January 31, 2004, 343,346 options had been exercised under the Directors' Plan.

         In addition, each non-employee director (other than the Chairman) receives a stock grant with a value equal to $25,000, and the Chairman receives a stock grant with a value equal to $30,000, for serving on the Board pursuant to a director compensation plan adopted by the Board. The stock awards are granted to each non-employee director immediately following his or her election at the Company's Annual Meeting of Shareholders (although the Board can amend its policy and change the grant or otherwise determine that no grant shall be made). The number of shares subject to the stock grant is determined based on the fair market value of the Company's common stock on the date of the Company's Annual Meeting of Shareholders. Pursuant to the policy adopted by the Board, these stock grants vest 100% on the earlier to occur of the following: (i) one year from the date of grant, or (ii) the commencement of the Company's next Annual Meeting of Shareholders, provided that the directors are prohibited from selling the shares they received pursuant to such stock grants until they no longer serve on the Board.


                                      17.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows, for the fiscal years ended February 2, 2002, February 1, 2003, and January 31, 2004, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer during fiscal 2003 and each of the four other most highly compensated executive officers of the Company who earned more than $100,000 in fiscal 2003 (collectively the "Named Executive Officers"):

                                                       SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                       --------------------------------
                                          ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                              ---------------------------------------  -----------------------  -------
                                                             OTHER
                                                             ANNUAL    RESTRICTED   SECURITIES
                                                             COMPEN-     STOCK      UNDERLYING   LTIP   ALL OTHER
  NAME AND PRINCIPAL                    SALARY   BONUS(1)   SATION(2)    AWARD       OPTIONS/   PAYOUTS  COMPEN-
       POSITION               YEAR       ($)       ($)         ($)        ($)         SARS(#)     ($)    SATION($)
--------------------------    ----     --------  --------   ---------  ----------   ----------- ------- ----------
Elizabeth McLaughlin,         2003     600,000   852,000        9,212      --          300,000     --        --
Chief Executive Officer       2002     500,000   501,600       11,429      --          150,000     --        --
and Director(3)               2001     400,000        --       23,147      --          375,000     --        --

Gerald Cook,                  2003     385,000   272,000        3,870      --           75,000     --        --
President, Hot Topic(4)       2002     335,000   144,050        3,870      --           75,000     --        --
                              2001     300,000   150,000       99,429      --          112,500     --        --

Patricia Van Cleave,          2003     375,000   266,000        4,808      --           75,000     --        --
President, Torrid(5)          2002     135,000    69,300        1,020      --          112,500     --        --
                              2001          --        --           --      --               --     --        --

James McGinty,                2003     265,000   188,150        6,030      --           45,000     --        --
Chief Financial Officer       2002     235,000   101,050        5,900      --           45,000     --        --
and Secretary                 2001     200,000   100,000       18,120      --           56,250     --        --

Jane Cruz,                    2003     238,000   168,980        5,529      --           37,500     --        --
Senior Vice President,        2002     228,000    98,384        5,493      --           37,500     --        --
Human Resources(6)            2001     102,384        --        1,292      --           67,500     --        --
____________


(1) 2003 amounts reflect bonuses earned in fiscal 2003 and paid in fiscal 2004, 2002 amounts reflect bonuses earned in fiscal 2002 and paid in fiscal 2003, and 2001 amounts reflect bonuses earned in fiscal 2001 and paid in fiscal 2002.

(2) For fiscal 2003, the amounts shown include: (i) life and long-term disability insurance premiums: Ms. McLaughlin ($4,295), Mr. Cook ($1,120), Ms. Van Cleave ($1,120), Mr. McGinty ($930) and Ms. Cruz ($916); (ii) automobile allowance: Ms. McLaughlin ($4,917), Mr. Cook ($2,750), Ms. Van Cleave ($3,688), Mr. McGinty ($5,100), and Ms. Cruz ($4,613).

(3) Does not include 150,000 shares of common stock underlying an option granted by the Company reflecting a stock option bonus earned in fiscal 2001 and granted in fiscal 2002.

(4)  Mr. Cook became the Company's President, Hot Topic, in September 2003.

(5) Ms. Van Cleave became the Company's Chief Merchandising Officer in August 2002 and the Company's President, Torrid, in September 2003.

(6) Ms. Cruz became the Company's Senior Vice President, Human Resources in August 2001.


                                      18.

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under the Incentive Plan. As of March 12, 2004, options to purchase a total of 4,359,598 shares were outstanding under the Incentive Plan and options to purchase 3,819,701 shares remained available for grant thereunder. The following table sets forth certain information regarding stock options made during the fiscal year ended January 31, 2004, to each of the Named Executive Officers:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                         ------------------------------------------------------------------------------------
                                       % OF TOTAL                                POTENTIAL REALIZABLE VALUE AT
                                         OPTIONS                                   ASSUMED ANNUAL RATES OF
                         NUMBER OF      GRANTED TO                                STOCK PRICE APPRECIATION FOR
                         SECURITIES     EMPLOYEES                                       OPTION TERM(3)
                         UNDERLYING     IN FISCAL     EXERCISE OR                             ($)
                           OPTIONS       YEAR(2)      BASE PRICE    EXPIRATION    ---------------------------
     NAME                 GRANTED(1)        (%)         ($/SH)          DATE            5%            10%
---------------------    -----------   -----------    -----------   ----------    ------------   ------------
Elizabeth McLaughlin       300,000         21.4          15.61         3/20/13      2,944,485      7,461,902
Gerald Cook                 75,000          5.3          15.61         3/20/13        736,121      1,865,476
Patricia Van Cleave         75,000          5.3          15.61         3/20/13        736,121      1,865,476
James McGinty               45,000          3.2          15.61         3/20/13        441,673      1,119,285
Jane Cruz                   37,500          2.7          15.61         3/20/13        368,061        932,738
____________

(1) Options become exercisable over a 4 year period with 25% vesting one year from the date of grant and 6.25% of the remaining shares vesting quarterly thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options. The term of the options is ten years.

(2) Based on options to purchase 1,401,931 shares granted to employees in fiscal 2003 under the Incentive Plan, including options granted to the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.


                                      19.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth information with respect to the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 2003 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of January 31, 2004:

                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(2)
                                                               --------------------------          ---------------------
                                 SHARES          VALUE
                                ACQUIRED      REALIZED ON
                                   ON         EXERCISE(1)                                      EXERCISABLE     UNEXERCISABLE
NAME                            EXERCISE          ($)         EXERCISABLE    UNEXERCISABLE         ($)              ($)
----                            --------      ------------    -----------    -------------     -----------     -------------
Elizabeth McLaughlin              214,501       3,484,725       990,362          612,390        23,687,106      10,217,741
Gerald Cook                        13,500         170,685        86,005          152,346         1,551,591       2,450,404
Patricia Van Cleave                    --              --        35,155          152,346           615,213       2,468,052
James McGinty                      32,500         462,875        83,981          104,770         1,679,812       1,802,952
Jane Cruz                          18,000         202,500        36,371           88,131           632,518       1,444,892
____________

(1) Amounts reflected are based on the fair market value on the date of exercise minus the exercise price and do not indicate that the optionees sold such shares.

(2) Based on the fair market value of the common stock as of January 30, 2004 ($30.47), the last business day in fiscal 2003.


                                      20.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

         The Company entered into an employment agreement with Gerald Cook, its President, Hot Topic, on January 12, 2001, with Jane Cruz, its Senior Vice President, Human Resources, on June 11, 2001, with Patricia Van Cleave, its President, Torrid, on August 14, 2002 and with James McGinty, its Chief Financial Officer, on January 23, 2003. None of the employment agreements provide for a specified term of employment and each is terminable at will. The employment agreements specified minimum annualized initial year base salaries, and initial participation levels in the Company's executive incentive bonus plan, which provides eligibility for bonus awards based upon achievement goals determined from time to time by the Board. Each of the employment agreements also provides for an automobile allowance, and Mr. Cook's, Ms. Cruz's and Ms. Van Cleave's employment agreements provided for initial option grants.

         The employment agreements, under certain circumstances, are terminable with or without cause. However, Mr. Cook, Ms. Cruz, Ms. Van Cleave and Mr. McGinty are each entitled to certain benefits in the event their employment with the Company is terminated without cause including a severance payment equal to six months of continued pay and benefits.

         Each of Mr. Cook, Ms. Cruz, Ms. Van Cleave and Mr. McGinty are entitled to immediate vesting of all of their unvested options in the event of a "change in control" of the Company. "Change of control" is defined in each of the employment agreements as (i) a sale of all or substantially all of the Company's assets, (ii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of at least 50% of the Company's voting securities has changed or (iii) an acquisition by an person, entity or group of beneficial ownership of at least 50% of the combined voting power of the Company.

         The Company has no existing employment agreement with its Chief Executive Officer, Elizabeth McLaughlin. Ms. McLaughlin's compensation is determined annually by the Compensation Committee, as described in the Report of the Compensation Committee, and approved by the Board.

PENSION AND LONG-TERM INCENTIVE PLANS

         The Company has no pension plans or long-term incentive plans.



                                      21.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is appointed by the Board of Directors and is comprised of three non-employee directors. The Compensation Committee advises the Board of Directors on all compensation matters concerning the Company's executive officers.

OVERALL COMPENSATION POLICY

         The Compensation Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objective of the Compensation Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long-term incentives in the form of stock options that allows the Company to attract and retain talented executive officers and to align their interests with those of shareholders.

BASE SALARY

         During fiscal 2003, the base salaries for the Company's executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in the Company's industry. Annual adjustments in base salaries (except for the Chief Executive Officer, which is determined as provided below) are made effective at the beginning of the third month of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year's business and individual performance achievements. The Chief Executive Officer's base salary for fiscal 2003 was determined in this manner to be $600,000 for Elizabeth McLaughlin, as noted in the summary compensation table, based upon a 52-week fiscal year.

BONUS

         Annual incentive bonuses are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the Chief Executive Officer, participate in an annual executive incentive bonus plan, referred to as the Executive Bonus Plan, which provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Board of Directors, upon receiving the Compensation Committee's recommendations, makes awards. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Compensation Committee may choose to increase bonuses accrued to the Executive Bonus Plan. The purpose of the Executive Bonus Plan is to reward and reinforce executive management's commitment to achieve levels of profitability and return consistent with increasing shareholder value.

         Cash bonuses earned under the Executive Bonus Plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's independent auditors.

LONG-TERM INCENTIVES

         The final portion of the executive officers' compensation during fiscal 2003 consisted of incentive stock options as listed in this Proxy Statement in the table entitled "Option Grants in Last Fiscal Year." It is this award that the Company has utilized to provide long-term incentives.


-------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.



                                      22.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As Chief Executive Officer of the Company, Ms. McLaughlin received a base salary in 2003 at an annual rate of $600,000. During fiscal 2003, as part of her overall compensation package, Ms. McLaughlin was granted an option under the Incentive Plan to purchase a total of 300,000 shares of Common Stock at an exercise price of $15.61 per share. Further, Ms. McLaughlin was eligible to earn a bonus under the Company's Executive Bonus Plan.

         Among the factors considered by the Committee in its evaluation of Ms. McLaughlin's performance in fiscal 2003 were earnings per share results and the performance of the Torrid business.

         Upon the Committee's recommendation, the Board of Directors determined that Ms. McLaughlin earned an incentive bonus award for fiscal 2003 under the Executive Bonus Plan based substantially on the financial performance of the Company in fiscal 2003. On that basis, Ms. McLaughlin received an incentive bonus award of $852,000 for the fiscal year.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The Compensation Committee has determined that incentive bonus awards and stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Common Stock on the date of grant shall be treated as "performance-based compensation." The Compensation Committee currently believes that the Company should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

                                            COMPENSATION COMMITTEE

                                            W. Scott Hedrick, Chairman
                                            Andrew Schuon
                                            Corrado Federico



                                      23.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

         We have reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended January 31, 2004.

         We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended.

         We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1., INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and have discussed with the independent public accountants their independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K.

                                            AUDIT COMMITTEE

                                            Bruce Quinnell, Chairman
                                            Edgar Berner
                                            Cynthia Cohen


--------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.



                                      24.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Hedrick, Schuon and Federico currently serve as members of the Compensation Committee. Compensation of Messrs. Hedrick, Schuon and Federico, as well as the Company's other non-employee directors, is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.




                                      25.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

         The following graph shows a comparison of 5 year cumulative total returns for the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Retail Trade Index for the period that commenced February 1, 1999 and ended on January 31, 2004. The graph assumes an initial investment of $100 and that all dividends have been reinvested (there have been no dividends declared by the Company other than stock dividends).


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          AMONG HOT TOPIC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                       AND THE NASDAQ RETAIL TRADE INDEX



                            [performance graph here]

                                                               Cumulative Total Return
                             -------------------------------------------------------------------------------------------------------
                             2/1/99   6/30/99  1/31/00   6/30/00   2/5/01   6/29/01   2/4/02   6/28/02    2/1/03   6/30/03   1/31/04
                             ------   -------  -------   -------   ------   -------   ------   -------    ------   -------   -------
HOT TOPIC INC.               100.00    201.87   256.07    478.50   715.90    930.09   973.46   1198.15   1063.12   1209.36   2050.11
NASDAQ STOCK MARKET (U.S.)   100.00    117.62   178.62    188.39   103.40     79.48    61.67     67.83     58.06     64.60     84.11
NASDAQ RETAIL TRADE          100.00    109.43   105.26     78.26    66.83     83.43    83.58     89.07     83.60    108.34    133.08

---------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.




                                      26.

                              CERTAIN TRANSACTIONS

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under California law and the Company's Bylaws. The Company has also entered into and may in the future enter into employment agreements with certain of its executive officers. See "Employment, Severance and Change of Control Agreements."





                                      27.

                         HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

         This year, a number of brokers with account holders who are Company shareholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, and direct a written request for the separate proxy statement and annual report to Corporate Secretary, Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, California 91748 or contact James McGinty at (626) 839-4681. Shareholders whose shares are held by their broker as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request "householding" of their communications should contact their broker.


                                      28.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                            By Order of the Board of Directors

                                            /s/ James McGinty

                                            JAMES MCGINTY
                                            Secretary


May 10, 2004




A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2004 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, HOT TOPIC, INC., 18305 E. SAN JOSE AVENUE, CITY OF INDUSTRY, CALIFORNIA 91748.




                                      29.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of Hot Topic, Inc. (the "Company") shall consist of at least three independent members of the Board of Directors and shall be charged with the following functions:

         1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

         2. To review and pre-approve the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

         3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements including without limitation the policies for recognition of revenues in financial statements.

         4. To review with the senior management of the Company and the independent auditors, upon completion of the quarterly reviews and year-end audit, financial results for the quarters and full year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

         5. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

         6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

         7. To review the Company's financial statements for each quarterly period, and any changes in accounting policy that have occurred during the quarterly period.

         8. To review and pre-approve those professional services allowed within the scope of the Sarbanes-Oxley Act of 2002 to be provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

         9. To review director and officer insurance policies and provide the Board of Directors with recommendations as to any proposed modifications.

         10. To ensure receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independent Standards Board Standard 1, to actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and to take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

         11. To consult with the independent auditors and discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

         12. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.


                                      A-1.

         13. Review with the internal audit partner, the audit scope, plan, budget and results of the internal auditors. Address the coordination of external and internal audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources. Ensure that internal auditors have access to all information required to complete their audit objectives.

         14. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

         15. To report to the Board from time to time, or whenever it shall be called upon to do so.

         16. To adopt and review a code of ethics for all Company senior officers.

         17. To establish procedures for receiving and treating complaints regarding accounting and auditing matters, including claims from those who wish to remain anonymous.

         Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

         The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 311 of the California Corporations Code.




                                      A-2.

                                   APPENDIX B

               CHARTER OF THE GOVERNANCE AND NOMINATING COMMITTEE

     This charter ("Charter") is adopted as and for the Charter of the Governance and Nominating Committee of the Board of Directors of Hot Topic, Inc., a California corporation (herein the "Corporation") by action of the Board of Directors, dated August 22, 2002. The Governance and Nominating Committee of the Corporation shall consist of at least two "independent" members of the Board of Directors as required under the applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"), if the Corporation's common stock is listed on the Nasdaq Stock Marked, Inc. or the Nasdaq SmallCap Market, Inc., or the applicable rules of any other national securities exchange or other self-regulatory organization (within the meaning of such term in the Securities Exchange Act of 1934) on which the Corporation's common stock may then be listed ("Independent Director"). The Governance and Nominating Committee shall meet at least semi-annually.

1. The Governance and Nominating Committee has been created for the purposes of oversight of (i) corporate governance issues of the Corporation and (ii) director qualifications and assessment, including but not limited to:

         a. Evaluating and recommending from time to time, the size, composition and functional needs of the Board of Directors;

         b. Overseeing the recruitment process for new board members, including interviewing, evaluating, nominating and recommending individuals that are candidates for directors and executive officers of the Corporation;

         c. To evaluate, and when appropriate, make a recommendation to the Board of Directors as to whether a member of the Board of Directors or any committee of the Board of Directors meets the criteria to qualify as an Independent Director;

         d. Evaluating the performance of the Board of Directors on an ongoing basis, including that of the Chairman and individual directors annually;

         e. Periodically reviewing, evaluating and recommending any necessary changes in the Corporate Charter or the Bylaws of the Corporation to the full Board of Directors;

         f. Staying abreast of developments in the area of corporate governance generally to ensure that the Corporation remains current in its governance policies; and

         g. Such other matters as may be delegated to it by the full Board of Directors.

2. The Governance and Nominating Committee shall have oversight responsibility for any and all questions pertaining to:

         a. The quality of the process by which the full Board of Directors and its committees conduct their affairs, including providing recommendations on major agenda items for Board meetings, providing for meetings in executive session, both with and without management members of the Board of Directors present and assuming that the Chairman has responsibility to work with the CEO to identify additional agenda items as appropriate;

         b. The quality of the strategic planning process, in particular plans for the annual board meeting devoted primarily to strategic planning;

         c. Matters of ethics and/or conflicts of interest on the part of the directors of the Corporation; and

         d. The design and implementation of the CEO review process as follows:


                                      B-1.

                  i) The Committee shall develop the criteria and process to be used for the CEO review and seek to advise the CEO of the review criteria and process one year in advance of the review scheduled to be given to the CEO;

                  ii) Each individual Board member shall be asked to complete an individual review of the CEO for discussion by the full Board of Directors in order to develop a consensus review to be given to the CEO; and

                  iii) The Chairman of the Board shall be responsible to present the annual review to the CEO.




                                      B-2.

                                 HOT TOPIC, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 17, 2004

                                    8:30 a.m.

                            18305 E. SAN JOSE AVENUE
                           CITY OF INDUSTRY, CA 91748









         HOT TOPIC, INC.
         18305 E. SAN JOSE AVENUE
         CITY OF INDUSTRY, CA  91748                                       PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF HOT TOPIC, INC. (THE "COMPANY") ON JUNE 17, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

By signing the proxy, you revoke all prior proxies and appoint Elizabeth McLaughlin and James McGinty, and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned's shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of the Company.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               PLEASE DETACH HERE



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To elect directors to hold office until the Company's 2005 Annual Meeting of Shareholders.

     01  Cynthia Cohen                  |_| Vote FOR all   |_| Vote WITHHELD
     02  Corrado Federico                   Nominees           from all Nominees
     03  W. Scott Hedrick                   (except as marked)
     04  Elizabeth McLaughlin
     05  Bruce Quinnell
     06  Andrew Schuon
                                         +-------------------------------------+
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO |                                     |
VOTE FOR ANY INDICATED NOMINEE, WRITE    |                                     |
THE NUMBER NEXT TO THE NAME(S) OF SUCH   |                                     |
NOMINEE(S) IN THE BOX PROVIDED TO        +-------------------------------------+
THE RIGHT.)

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 29, 2005.

          |_| For        |_| Against         |_| Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

ADDRESS CHANGE?  MARK BOX  |_|
INDICATE CHANGES BELOW:                    DATE:________________________________


                                           SIGNATURE(S):________________________


                                           NAME OF SHAREHOLDER:_________________


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE THEIR TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OF CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.